Exhibit 4.3
THIS WARRANT AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, DISPOSITION, PLEDGE, HYPOTHECATION, OR OTHER TRANSFER MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR BLUE SKY LAWS, OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED. THE WARRANT EVIDENCED HEREBY IS NON-TRANSFERABLE.

Warrant No. [ ]	REDAPTIVE, INC.]	[ ]	[ ], 2018
WARRANT TO PURCHASE COMMON STOCK
This certifies that, for good and valuable consideration, [ ], a [ ] corporation (together with its permitted transferees, the “Holder”), is entitled, upon and subject to the terms and conditions hereinafter set forth, to purchase from Redaptive, Inc., a Delaware corporation (the “Company”), in whole or from time to time in part, up to [___] fully paid and non-assessable shares of Common Stock, par value $0.0001 per share, of the Company (subject to adjustment as provided in Section 10) (the “Shares”) at a purchase price per share of $0.0001 (subject to adjustment as provided in Section 10) (the “Exercise Price”). The number of shares and type of security issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided herein, and all references to the “Shares” and the “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. Shares shall include, unless the context otherwise requires, the shares of capital stock and other securities and property issuable upon exercise of this Warrant. The type of security and other property issuable upon exercise of this Warrant shall be referred to as “Warrant Stock.” This Warrant is issued as one of a series of warrants (collectively, the “Warrants”) issued under that certain Performance Warrant Side Letter Agreement by and between the Company and the parties thereto dated as of March [_], 2018 (“Performance Warrant Side Letter”). Capitalized terms not herein defined have the meaning as set forth in the Performance Warrant Side Letter.
1.    Exercise of Warrant
(a)    Expiration Time. The term “Expiration Time” means the earliest to occur of the following: (i) upon the closing of a Change of Control (as defined below); and (ii) 11:59 p.m., Pacific Time, on the third anniversary of the date of this Warrant. As used herein, “IPO” shall mean the first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act; a “Change of Control” shall mean a Deemed Liquidation Event (as defined under the Company’s Amended and Restated Certificate of Incorporation as currently in effect).
(b)    Exercisability. This Warrant shall be exercisable, in whole or in part, in accordance with Section 1 prior to the Expiration Time and subject to adjustments and repurchase as set forth in Section 10 below.
(c)    Exercise Procedure. To exercise this Warrant, the Holder must (i) surrender this Warrant, (ii) deliver the Notice of Exercise form attached hereto, duly completed and executed, by email to legal@redaptiveinc.com or to the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and (iii) unless exercised by net exercise as described in Section 1(e) below, pay the Purchase Price (as defined below) in cash by delivering the Purchase Price to the Company by wire transfer or by certified bank check payable to the order of the Company in United States dollars. The “Purchase Price” shall be the product of the Exercise Price and the number of Shares to be purchased upon exercise. Upon exercise of this Warrant in accordance with the procedures set forth in this Section 1(c), the Holder of this Warrant shall be entitled to receive from the Company a stock certificate representing the number of Shares so purchased and, if exercised prior to the Expiration Time, a new warrant in substantially identical form to this Warrant for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised (this Warrant and any new warrant issued as provided in this Section 1(c), collectively referred to herein as this “Warrant”).

(d)    Fair Market Value. The fair market value of one Share shall be determined as follows:
(i)    If this Warrant is exercised in conjunction with a Change of Control, then the fair market value of one Share shall be the value received by the holders of Warrant Stock pursuant to such transaction for each share of Warrant Stock, and such exercise shall be effective upon the closing of such transaction, subject to the due, proper and prior exercise of this Warrant in accordance with Section 1(c) above;
(ii)    If this Warrant is exercised in conjunction with the IPO, then the fair market value of one Share shall be the initial price to the public specified in the final prospectus prepared in connection with the IPO, and such exercise shall be effective upon the effective date of such IPO, subject to the due, proper and prior exercise of this Warrant in accordance with Section 1(c) above;
(iii)    If this Warrant is exercised following the IPO, then the fair market value of one Share shall be the average of the closing prices over a ten (10) business day period ending the day prior to the date of exercise; and
(iv)    In all other cases, the fair market value of one Share shall be as determined in good faith by the Company’s Board of Directors.
(e)    Net Exercise. If the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A
Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The fair market value of one Share (at the date of such calculation)
B =	The Exercise Price (as adjusted to the date of such calculation)
2.    Issuance of Shares; No Fractional Shares or Scrip
Certificates for Shares purchased hereunder shall be issued in the name of the Holder of this Warrant and shall be delivered to the Holder as soon as practicable after the date this Warrant is exercised in accordance with the terms hereof. The shares issued upon exercise of this Warrant shall be deemed to have been issued as of the close of business on the date on which this Warrant shall have been exercised regardless of the date of delivery of such certificate, except that, if the date of exercise is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, the Company shall pay an amount equal to such fraction multiplied by the fair market value of one Share on the date of exercise by check or wire transfer to the Holder.

3.    Authorization and Reservation of Shares
At all times prior to the Expiration Time, the Company will have authorized and reserved a sufficient number of shares of Warrant Stock to provide for the exercise of the purchase rights provided for herein. The Shares issuable upon the exercise of this Warrant, when issued in accordance with the terms of this Warrant, will be duly authorized, validly issued, fully paid and non-assessable, and will be free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder of the Shares); provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws.
4.    Charges, Taxes and Expenses
The Holder shall pay all issue and transfer taxes in respect of the issuance of certificates for Shares upon the exercise of this Warrant.
5.    No Rights as a Stockholder
This Warrant does not entitle the holder hereof to any rights as a stockholder of the Company prior to the exercise of the Warrant. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Warrant Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, and nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise with respect to the Warrant Stock until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
6.    Restrictions on Transfer
(a)    Restrictions on Transfer of Warrant. Except as provided in Section 6(c), this Warrant is not transferable, whether by sale, pledge or other disposition, voluntarily or by operation of law or otherwise without the prior written consent of the Company, which consent will not be unreasonably withheld. Any transfer in violation hereof shall be null and void and of no force and effect.
(b)    Restrictive Legends. The certificates representing the Shares and any securities of the Company issued with respect thereto shall be imprinted with legends in substantially the following forms restricting transfer except in compliance with the terms hereof and with applicable federal securities laws (in addition to any legend required under applicable state securities laws):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A 180-DAY LOCK-UP IN CONNECTION WITH AN INITIAL PUBLIC OFFERING AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE COMPANY.”
(c)    Permitted Transfers. Permitted transfers with respect to this Warrant and the underlying Shares issued upon the exercise in whole or in part of this Warrant shall be a transfer to an affiliate of Holder or a transfer not involving a change in beneficial ownership; provided, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition, and shall have furnished the Company with a reasonably detailed description of the manner and circumstances of the proposed disposition; provided, further, the transferee agrees to be bound by this Agreement.

7.    Exchange and Registry of Warrant
The Company shall maintain at the office or agency referred to in Section 1(c) hereof a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exercise in accordance with its terms at such office or agency of the Company, and the Company shall be entitled to rely in all respects upon such registry.
8.    Loss, Theft, Destruction or Mutilation of Warrant
On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or stock certificate issued upon exercise thereof, and in case of any such loss, theft or destruction of this Warrant or of such stock certificate, on delivery of an indemnity agreement satisfactory in form to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant or such stock certificate, the Company will execute and deliver to the Holder, in lieu thereof, a new Warrant or stock certificate in substantially identical form.
9.    Saturdays, Sundays and Holidays
If the last or appointed day for the taking of any action, or the expiration of any right required or granted herein, shall be a Saturday or a Sunday or shall be a legal holiday in the United States or the State of California, then such action may be taken or such right may be exercised on the next succeeding business day.
10.    Adjustment to Number and Type of Securities and Exercise Price
The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:
(a)    Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Exercise Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number or character of outstanding shares of capital stock of the Company, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of Shares subject hereto at the time of such event, had such Shares been outstanding immediately prior to such event.
(b)    Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, other than a Change of Control (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization shall receive, in lieu of the Shares issuable on such exercise prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.
(c)    Adjustments for Revenue Shortfall. The number of shares exercised and exercisable under this Warrant shall be subject to adjustment as set forth in Section 4(f) of the Performance Warrant Side Letter. To the extent the Board, including the Requisite Board Approval, has approved an adjustment in the number of Earned Warrant Shares in accordance with Section 4(f) of the Performance Warrant Side Letter (“Adjusted Warrant Shares”), any Adjusted Warrant Shares that have been exercised pursuant to this Warrant may be repurchased by the Company within thirty (30) days after such Board approval, at the Exercise Price by the delivery of payment to the Holder (the “Repurchased Shares”). Following the repurchase of any Repurchased Shares, the sole right and remedy of the Holder with respect to such Repurchased Shares shall be to receive the repurchase price, and in no case shall the Holder have any claim of ownership as to any of the Repurchased Shares. In the event the Board, including the Requisite Board Approval, has approved an adjustment in the number of Earned Warrant Shares in accordance with Section 4(f) of the Performance Warrant Side Letter prior to the exercise of this Warrant, Holder acknowledges and agrees that the Company may issue to Holder a new warrant for such Adjusted Warrant Shares within thirty (30) days after such Board approval, (i) which warrant shall be deemed to have superseded and replaced this Warrant, and (ii) the terms of such warrant shall otherwise reflect the terms of this Warrant.
(d)    Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the

Holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.
11.    Representations and Covenants of the Holder.
The Holder represents and covenants to the Company as follows:
(a)    Investment Purpose. The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. This Warrant and the Shares will be acquired for investment for the Holder’s own account, and not as a nominee or agent and not with a view to the distribution of any part thereof. The Holder further represents that it does not have any contract, undertaking agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to this Warrant. The Holder has no present intention of selling or engaging in any public distribution of this Warrant or the Shares issuable hereunder, except pursuant to a registration or exemption.
(b)    Private Issue. The Holder understands (i) that the Warrant and the Shares issuable upon exercise of this Warrant are not registered under the Securities Act, or qualified under applicable state securities laws, on the ground that the issuance of this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated in part on the representations set forth in this Section.
(c)    Sales of Shares. The Holder understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder represents and warrants that the Holder is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iii) in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, if applicable. The Holder acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of the Shares issuable upon exercise of this Warrant.
(d)    No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for such securities.
(e)    Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.
(f)    Receipt of Information. The Holder has received and reviewed this Warrant; it, its attorney and its accountant have had access to, and an opportunity to review all documents and other materials requested of, the Company; it and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of this Warrant and to evaluate the suitability of an investment in this Warrant; and, in evaluating the suitability of an investment in this Warrant; it and they have not relied upon any representations or other information (whether oral or written) other than as set forth herein.
(g)    Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, as presently in effect.
12.    Notices of Record Date, etc.
In the event of:
(a)    any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution, or other right,

(b)    an IPO, or
(c)    a Change of Control;
then and in each such event the Company will mail to the Holder hereof a notice (i) specifying, if known, the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating, if known, the amount and character of such dividend, distribution or right, (ii) specifying the date on which the IPO is anticipated to close, if known, or (iii) specifying the anticipated date on which any Change of Control is to take place, and, if known, the time, if any is to be fixed, as to which the holders of record of Warrant Stock shall be entitled to exchange their shares for securities or other property deliverable on such Change of Control. Such notice shall be delivered to the holder hereof at least ten (10) business days prior to the date therein specified.
13.    Governing Law; Dispute Resolution
This Warrant shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The dispute resolution set forth in Section 6.14 of the Purchase Agreement (as defined in the Performance Warrant Side Letter) shall apply to this Agreement.
14.    Complete Agreement and Modifications
This Warrant and any documents referred to herein or executed contemporaneously herewith (including but not limited to the Performance Warrant Side Letter) constitute the Company’s and Holder’s entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the holders of Warrants representing not less than a majority of the Shares issuable upon exercise of any and all outstanding Warrants issued pursuant to the Performance Warrant Side Letter (not taking into account any net exercise feature), which majority does not need to include the consent of the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 14 shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company.
15.    Notices
All notices and other communications required or permitted hereunder shall be made in accordance with Section 6.6 of the Purchase Agreement (as defined in the Performance Warrant Side Letter).
16.    Waivers Strictly Construed
With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.
17.    Severability
In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.
18.    Counterparts
This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
19.    Successors and Assigns
This Warrant shall be binding upon any successors or assigns of the Company.
* * *

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be executed by their duly authorized representatives as of the date first set forth above.

Redaptive, Inc., a Delaware corporation

By:

Name:

Title:

[Holder]

By:

Name:

Title:

Email:

Address

Fax:

NOTICE OF EXERCISE

To:    Redaptive, Inc.
(1)    The undersigned hereby elects to purchase __________ shares of Common Stock of Redaptive, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant.
(2)    The undersigned elects to exercise the attached Warrant as follows:
by means of a cash payment of the aggregate Exercise Price for such shares of Common Stock.
by means of net exercise as set forth in Section 1(e) of the attached Warrant.
(3)    The undersigned hereby reaffirms the representations and covenants made in Section 11 of the attached Warrant.

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By:

Name:

Title: